FOR IMMEDIATE RELEASE:

Familymeds Group to Present at the Sanders Morris Harris Middle Market 2006 Investor Growth Conference on October 23

Farmington, CT, October 6, 2006 - Familymeds Group, Inc. (Nasdaq: FMRX), a pharmacy and medical specialty product provider, today announced that the Company will present at the Sanders Morris Harris 2006 Middle Market Investor Growth Conference being held October 23 and 24, 2006 at the Omni Berkshire Place Hotel in New York City. Chairman, President and Chief Executive Officer Ed Mercadante will present at
1:30 p.m. ET on Monday, October 23, 2006.

A live webcast of the audio presentation will be available along with accompanying presentation slides. Interested parties may access the live and archived broadcast and slide presentation by visiting the Investors: Events section of the Familymeds Group website at http://www.familymedsgroup.com.

The Sanders Morris Harris Middle Market Investor Growth Conference is designed to be investor friendly with presenting companies grouped into industry tracks. In addition, after each presentation there will be break-out sessions to accommodate more in-depth questions of the management team.

Sanders Morris Harris Investment Banking, a division of Sanders Morris Harris Inc., is headquartered in New York with regional offices in Los Angeles and Houston. The firm specializes in providing middle-market companies with private placements and public offerings of equity and debt securities, as well as financial-advisory services in connection with mergers and acquisitions, restructuring and recapitalizations.

Familymeds also announced that it received a Nasdaq Staff Determination Letter dated October 6, 2006, indicating that the Company has failed to comply with the minimum $35,000,000 market value of publicly held shares requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B)(ii) and that its securities are, therefore, subject to delisting from The Nasdaq Capital Market unless the Company requests a hearing and appeals the determination.

The Company intends to request a hearing before a NASDAQ Listing Qualifications Panel to review the above Nasdaq staff determination. The hearing request will stay the suspension of the Company's securities on The Nasdaq Capital Market until the Panel issues its decision following the hearing. There can be no assurance the Panel will grant the Company’s request for continued listing.

About Familymeds Group, Inc.
Familymeds Group, Inc. is a pharmacy and medical specialty product provider formed by the merger on November 12, 2004 of DrugMax, Inc. and Familymeds Group, Inc. Familymeds works closely with doctors, patients, managed care providers, medical centers and employers to improve patient outcomes while delivering low cost and effective healthcare solutions. The Company is focused on building an integrated specialty drug platform through its pharmacy and specialty pharmaceutical operations. Familymeds operates 85 locations, including 7 franchised locations, in 14 states under the Familymeds Pharmacy and Arrow Pharmacy & Nutrition Center brand names. The Company also operates Worksite PharmacySM, which provides solutions for major employer groups, as well as specialty pharmaceutical distribution directly to physicians and other healthcare providers. The Familymeds platform is designed to provide services for the treatment of acute and complex health diseases including chronic medical conditions such as cancer, diabetes and pain management. The Company often serves defined population groups on an exclusive, closed panel basis to maintain costs and improve patient outcomes. Familymeds offers a comprehensive selection of brand name and generic pharmaceuticals, non-prescription healthcare-related products, and diagnostic supplies to its patients, physicians, clinics, long- term care and assisted living centers. More information can be found at http://www.familymedsgroup.com. The Company's online product offering can be found at http://www.familymeds.com.

Safe Harbor Provisions
Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by Familymeds Group, Inc., including those contained herein, that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its directors or its officers about the Company and the industry in which it operates, and include among other items, statements regarding its ability to regain compliance with Nasdaq’s listing standards and its business and growth strategies. Although Familymeds Group, Inc. believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements. Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, management's ability to successfully implement its business and growth strategies, including its ability to raise additional capital. Familymeds Group, Inc. disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:
Brandi Piacente
The Piacente Group
212-481-2050
brandi@thepiacentegroup.com
Or
Cindy Berenson
Familymeds Group, Inc.
860.676.1222 x138
berenson@familymeds.com